UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Continental Boulevard

El Segundo, California 90245-5012

(Address and zip code of principal executive offices)

(310) 252-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Section 2—Financial Information

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On February 1, 2012, Mattel, Inc. (the “Company”) completed its previously announced acquisition of Helium Holdings 1A Ltd, a private limited company existing under the laws of Jersey (“HIT Entertainment”), pursuant to the Stock Purchase Agreement dated as of October 23, 2011, between the Company’s wholly owned subsidiary, Mattel Entertainment Holdings Limited, a private limited company existing under the laws of England and Wales (the “Purchasing Sub”), HIT Entertainment’s parent company, HIT Entertainment Scottish Limited Partnership, a limited partnership existing under the laws of Scotland and majority owned by a consortium of funds led by Apax Partners, LLP and its affiliates (the “Selling Stockholder”), and, with respect to certain provisions thereof, the Company (the “Purchase Agreement”).

Pursuant to the terms set forth in the Purchase Agreement, the Company indirectly acquired, through the Purchasing Sub, 100% of the issued and outstanding shares of HIT Entertainment from the Selling Stockholder for $680 million subject to customary adjustments (the “Acquisition”).

The foregoing description of the Purchase Agreement is qualified in its entirety by the full text of the Purchase Agreement, attached as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2011 and incorporated herein by reference.

Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.

On February 1, 2012, the Company issued a press release announcing the completion of the Acquisition, a copy of which is furnished as Exhibit 99.1 hereto. This exhibit is incorporated herein by reference.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

2.1	Stock Purchase Agreement, dated as of October 23, 2011, by and among Purchasing Sub, HIT Entertainment, Selling Stockholder, and solely with respect to Section 11.12, the Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 24, 2011).

99.1*	Press release dated February 1, 2012, issued by Mattel, Inc.

*	This exhibit is furnished herewith pursuant to Item 7.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Dated: February 1, 2012	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary

3